Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contact:
Monique N. Dolecki, Investor Relations - 201-847-5378
Kristen Cardillo, Corporate Communications - 201-847-5657

BD ANNOUNCES RESULTS FOR 2018 THIRD FISCAL QUARTER;
RAISES FISCAL 2018 REVENUE GUIDANCE

•	As reported, revenues of $4.278 billion increased 41.0 percent.

•	On a comparable, currency-neutral basis, revenues increased 5.5 percent.

•	As reported, diluted earnings per share of $2.03 increased 370.7 percent.

•	As adjusted, diluted earnings per share of $2.91 increased 18.3 percent, or 11.0 percent on a currency-neutral basis.

•	The company is raising full fiscal year 2018 revenue guidance, and narrowing its adjusted diluted earnings per share guidance

•	The company reaffirms that the acquisition of C.R. Bard is expected to be accretive to adjusted dilutive earnings per share on a high-single digit basis in fiscal year 2019.

Franklin Lakes, NJ (August 2, 2018) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $4.278 billion for the third fiscal quarter ended June 30, 2018. This represents an increase of 41.0 percent from the prior-year period, which is primarily due to the acquisition of C. R. Bard. On a comparable, currency-neutral basis that includes the revenues of C.R. Bard in the current and prior year, revenues increased 5.5 percent over the prior-year period.

“Our strong revenue growth and operating performance this quarter demonstrate that we are delivering on our strategy,” said Vincent A. Forlenza, Chairman and CEO.  “We are on track with the integration of C. R. Bard and continue to deliver on our financial commitments while providing innovative solutions for our customers and their patients worldwide.”

Third Quarter and Nine-Month Fiscal 2018 Operating Results
As reported, diluted earnings per share for the third quarter were $2.03, compared with $(0.75) in the prior-year period. This represents an increase of 370.7 percent and is primarily due to a non-cash charge in the prior year related to the previously announced change in the U.S. dispensing business model. Adjusted diluted earnings per share were $2.91, compared with $2.46 in the prior-year period. This represents an increase in adjusted diluted earnings per share of 18.3 percent, or 11.0 percent on a currency-neutral basis.

For the nine-month period ended June 30, 2018, as reported, diluted earnings per share were $1.27, compared with $3.36 in the prior-year period. This represents a decrease of 62.2 percent and is primarily due to purchase accounting expenses relating to acquisitions and additional tax expense relating to new U.S. tax legislation, as well as the aforementioned non-cash charge in the prior year related to the change in the U.S. dispensing model. Adjusted diluted earnings per share were $8.08, compared with $7.09 in the prior-year period. This represents an increase in adjusted diluted earnings per share of 14.0 percent, or 8.0 percent on a currency-neutral basis.

Segment Results
In the BD Medical segment, as reported, worldwide revenues for the quarter of $2.246 billion increased 20.0 percent from the prior-year period, primarily due to the acquisition of C. R. Bard. On a comparable, currency-neutral basis, BD Medical revenues increased 5.7 percent over the prior-year period. The segment’s results were driven by strong performance in the Medication Delivery Solutions and Medication Management Solutions units.

For the nine-month period ended June 30, 2018, BD Medical revenues were $6.270 billion as reported, an increase of 14.5 percent from the prior-year period. On a comparable, currency-neutral basis, BD Medical revenues of $6.480 billion increased 4.1 percent over the prior-year period, which includes an estimated 110 basis point adverse impact from the previously disclosed change in the U.S. dispensing business model.

In the BD Life Sciences segment, as reported, worldwide revenues for the quarter were $1.079 billion, an increase of 8.2 percent over the prior-year period, or 5.6 percent on a currency-neutral basis. Revenue growth reflects strong performance across the Preanalytical Systems, Diagnostic Systems and Biosciences units.

For the nine-month period ended June 30, 2018, BD Life Sciences revenues were $3.222 billion as reported, an increase of 9.7 percent from the prior-year period, or an increase of 6.7 percent on a currency-neutral basis.

In the BD Interventional segment, as reported, worldwide revenues for the quarter were $0.954 billion. On a comparable, currency-neutral basis, revenues increased 5.1 percent over the prior-year period. The segment's results reflect strong performance in the Peripheral Intervention and Urology and Critical Care units.

For the nine-month period ended June 30, 2018, BD Interventional revenues were $2.089 billion as reported. On a comparable, currency-neutral basis, BD Interventional revenues of $2.826 billion increased 4.9 percent.

Geographic Results
As reported, third quarter revenues in the U.S. of $2.338 billion increased 45.9 percent from the prior-year period, primarily due to the acquisition of C. R. Bard. On a comparable basis, U.S. revenues increased 5.9 percent over the prior-year period. Growth in the U.S. was driven by strong performance across the BD Medical and BD Life Sciences segments, and in the Peripheral Intervention and Urology and Critical Care units within the BD Interventional segment.

As reported, revenues outside of the U.S. of $1.941 billion increased 35.4 percent from the prior-year period, primarily due to the acquisition of C. R. Bard. On a comparable, currency-neutral basis, revenues outside of the U.S. increased 5.1 percent over the prior-year period. International revenue growth was driven by strong performance across the BD Life Sciences segment, as well as in the Medication Delivery Solutions and Medication Management Solutions units within the BD Medical segment, and the Surgery and Peripheral Intervention units in the BD Interventional segment.

For the nine-month period ended June 30, 2018, U.S. revenues were $6.319 billion as reported, an increase of 30.0 percent over the prior-year period. On a comparable basis, U.S. revenues of $6.916 billion increased 3.7 percent over the prior-year period, including an estimated 140 basis point adverse impact from the change in the U.S. dispensing business model. As reported, revenues outside of the U.S. of $5.261 billion increased 29.3 percent over the prior-year period. On a comparable, currency-neutral basis, revenues outside the U.S. of $5.611 billion increased 6.6 percent over the prior-year period.

Fiscal 2018 Outlook for Full Year
The company is raising its full fiscal year 2018 revenue guidance and now expects growth to exceed 31.5 percent on a reported basis, compared to previous guidance of approximately 31.0 to 31.5 percent growth. On a comparable, currency-neutral basis, the company is also raising its revenue guidance and now expects growth to exceed 5.5 percent, compared to previous guidance of 5.0 to 5.5 percent growth. Comparable revenue guidance continues to include an estimated 50 basis point adverse impact from the change in the U.S. dispensing business model and the estimated sales impact from Hurricane Maria in Puerto Rico on Bard's business during BD's first fiscal quarter.

The company is narrowing its full fiscal year 2018 adjusted diluted earnings per share guidance to a range of $10.95 to $11.05, from a range of $10.90 to $11.05 previously. This represents growth of approximately 15.5 to 16.5 percent over fiscal 2017 adjusted diluted earnings per share, and reflects the company's increased revenue outlook as well as a small decrease in the expected benefit from foreign currency. On a currency-neutral basis, the company continues to expect full fiscal year adjusted diluted earnings per share growth of approximately 12.0 percent.

Estimated adjusted diluted earnings per share for fiscal 2018 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, and certain tax and litigation matters. BD does not attempt to provide reconciliations of forward-looking non-GAAP earnings guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of BD's financial performance.

Conference Call Information
A conference call regarding BD’s third quarter results will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 8:00 a.m. (ET) Thursday, August 2, 2018. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-585-8367 (domestic) and 1-404-537-3406 (international) through the close of business on Thursday, August 9, 2018, confirmation number 2788137.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

All “comparable” basis revenue growth rates relating to fiscal year 2018 presented throughout this release include the results of C. R. Bard, Inc. (“Bard”) in the current and prior-year periods and are further adjusted for certain items as detailed in the attached tables. Beginning in the second quarter of fiscal year 2018, the Company's organizational structure was based upon three principal business segments: BD Medical (“Medical”), BD Life Sciences (“Life Sciences”) and BD Interventional ("Interventional"). The Interventional segment was added upon the Company's completion of its acquisition of Bard, and this new segment includes the majority of Bard’s product offerings and certain product offerings which were previously reported in the Medical segment. Certain of Bard's product offerings are included under the Company's Medical segment, specifically within the new Medication Delivery Solutions unit, which was formerly the Medical segment's Medication and Procedural Solutions unit. Prior-year amounts have been revised to reflect the movement of certain product offerings which were previously reported in the Medical segment and which are now reported in the Interventional segment, as discussed above. Current and prior-year adjusted diluted earnings per share results exclude, among other things, the impact of purchase accounting adjustments (including the non-cash amortization of acquisition-related intangible assets); integration, restructuring and transaction costs; the reversal of a litigation reserve; and the loss on debt extinguishment. We also provide these measures on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. Reconciliations of these amounts to the most directly comparable GAAP measures are included in the tables at the end of this release. As previously announced, comparable historical revenue schedules inclusive of Bard for BD's 2016 and 2017 fiscal years, and the first quarter of BD's 2018 fiscal year, are available on the Investor page of BD's website, www.bd.com/investors.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 65,000 employees have a passion and commitment to help improve patient outcomes, improve the safety and efficiency of clinicians' care delivery process, enable laboratory scientists to better diagnose disease and advance researchers' capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. In 2017, BD welcomed C. R. Bard and its products into the BD family. For more information on BD, please visit bd.com.

***
This press release, including the section entitled “Fiscal 2018 Outlook for Full Year”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share.  All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties.  Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement.  With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially.  These factors include, but are not limited to: risks relating to the integration of the C.R. Bard operations, products and employees into BD and the possibility that the anticipated synergies and other benefits of the proposed acquisition will not be realized or will not be realized within the expected timeframe; the impact of the recent U.S. tax reform; legislative or regulatory changes to the U.S. healthcare system, potential cuts in governmental healthcare spending or measures to contain healthcare costs, each of which could result in reduced demand for our products or downward pricing pressure; changes in interest or foreign currency exchange rates; adverse changes in regional, national or foreign economic conditions, particularly in emerging markets, including any impact on our ability to access credit markets and finance our operations, the demand for our products and services, utilization rates or otherwise, or our suppliers’ ability to provide products needed for our operations; new or changing laws and regulations impacting our business (including the imposition of tariffs or changes in laws impacting international trade) or changes in enforcement practices with respect to such laws; our ability to successfully integrate any businesses we acquire; the adverse impact of cyber-attacks on our information systems or products; competitive factors including technological advances and new products introduced by competitors; interruptions in our supply chain or manufacturing processes; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; adverse changes in geopolitical conditions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; product efficacy or safety concerns resulting in product recalls or actions being taken by the FDA or other regulators; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; risks relating to our ability to continue to successfully integrate CareFusion's operations in order to fully obtain the benefits of the transaction; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); future healthcare reform outside the U.S., including changes in government pricing and reimbursement policies or other cost containment reforms; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission.  We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended June 30,
	2018	2017	% Change
REVENUES	$4,278	$3,035	41.0

Cost of products sold	2,262	1,532	47.7
Selling and administrative expense	1,081	719	50.3
Research and development expense	277	186	49.1
Acquisitions and other restructurings	146	81	81.3
Other operating expense, net	—	741	(100.0)
TOTAL OPERATING COSTS AND EXPENSES	3,766	3,258	15.6
OPERATING INCOME (LOSS)	513	(223)	330.2

Interest expense	(182)	(184)	(1.0)
Interest income	8	19	(59.4)
Other income (expense), net	308	(16)	2,063.0
INCOME (LOSS) BEFORE INCOME TAXES	647	(404)	260.4
Income tax provision (benefit)	53	(271)	119.6
NET INCOME (LOSS)	594	(132)	548.9
Preferred stock dividends	(38)	(32)	16.9
NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	$556	$(165)	437.6

EARNINGS PER SHARE
Basic Earnings (Loss) per Share	$2.08	$(0.75)	377.3
Diluted Earnings (Loss) per Share	$2.03	$(0.75)	370.7

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	267,836	220,807
Diluted	273,925	220,807

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Nine Months Ended June 30,
	2018	2017	% Change
REVENUES	$11,581	$8,927	29.7

Cost of products sold	6,410	4,539	41.2
Selling and administrative expense	2,912	2,151	35.3
Research and development expense	728	554	31.6
Acquisitions and other restructurings	604	243	148.4
Other operating expense, net	—	405	(100.0)
TOTAL OPERATING COSTS AND EXPENSES	10,655	7,892	35.0
OPERATING INCOME	926	1,035	(10.5)

Interest expense	(525)	(364)	44.1
Interest income	55	31	80.5
Other income (expense), net	302	(51)	697.3
INCOME BEFORE INCOME TAXES	759	650	16.6
Income tax provision (benefit)	313	(123)	354.9
NET INCOME	446	773	(42.3)
Preferred stock dividends	(114)	(32)	250.6
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$332	$741	(55.2)

EARNINGS PER SHARE
Basic Earnings per Share	$1.30	$3.43	(62.1)
Diluted Earnings per Share	$1.27	$3.36	(62.2)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	254,934	215,817
Diluted	260,860	220,406

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended June 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2018	2017	% Change
BD MEDICAL
Medication Delivery Solutions (a)	$505	$335	50.8
Medication Management Solutions	483	447	8.1
Diabetes Care	138	132	4.7
Pharmaceutical Systems	103	93	11.6
TOTAL	$1,230	$1,006	22.2

BD LIFE SCIENCES
Preanalytical Systems	$199	$191	4.2
Diagnostic Systems	151	145	4.2
Biosciences	126	115	9.7
TOTAL	$476	$451	5.6

BD INTERVENTIONAL
Surgery (a)	$259	$142	NM
Peripheral Intervention (a)	195	3	NM
Urology and Critical Care	178	—	NM
TOTAL	$632	$145	NM

TOTAL UNITED STATES	$2,338	$1,603	45.9

(a)The presentation of prior-period amounts reflects a reclassification of $145 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2018	2017	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$471	$367	$23	28.3	22.1
Medication Management Solutions	127	109	9	17.1	9.1
Diabetes Care	138	131	7	5.4	0.1
Pharmaceutical Systems	279	258	19	8.4	1.0
TOTAL	$1,016	$864	$58	17.5	10.8

BD LIFE SCIENCES
Preanalytical Systems	$205	$185	$8	10.7	6.2
Diagnostic Systems	211	191	10	10.7	5.7
Biosciences	188	171	8	9.7	4.9
TOTAL	$603	$547	$26	10.4	5.6

BD INTERVENTIONAL
Surgery (a)	$77	$20	$5	NM	NM
Peripheral Intervention (a)	157	1	10	NM	NM
Urology and Critical Care	87	—	5	NM	NM
TOTAL	$322	$22	$19	NM	NM

TOTAL INTERNATIONAL	$1,941	$1,433	$103	35.4	28.2

(a)The presentation of prior-period amounts reflects a reclassification of $22 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2018	2017	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$977	$702	$23	39.0	35.8
Medication Management Solutions	610	556	9	9.8	8.3
Diabetes Care	276	263	7	5.1	2.4
Pharmaceutical Systems	383	350	19	9.3	3.8
TOTAL	$2,246	$1,871	$58	20.0	16.9

BD LIFE SCIENCES
Preanalytical Systems	$404	$376	$8	7.4	5.2
Diagnostic Systems	362	335	10	7.9	5.0
Biosciences	314	286	8	9.7	6.8
TOTAL	$1,079	$997	$26	8.2	5.6

BD INTERVENTIONAL
Surgery (a)	$336	$163	$5	NM	NM
Peripheral Intervention (a)	353	5	10	NM	NM
Urology and Critical Care	265	—	5	NM	NM
TOTAL	$954	$167	$19	NM	NM

TOTAL REVENUES	$4,278	$3,035	$103	41.0	37.6

(a)The presentation of prior-period amounts reflects a reclassification of $167 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Nine Months Ended June 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2018	2017	% Change
BD MEDICAL
Medication Delivery Solutions (a)	$1,379	$1,026	34.4
Medication Management Solutions	1,415	1,403	0.9
Diabetes Care	415	400	3.8
Pharmaceutical Systems	239	231	3.5
TOTAL	$3,448	$3,060	12.7

BD LIFE SCIENCES
Preanalytical Systems	$565	$552	2.2
Diagnostic Systems	518	471	9.9
Biosciences	350	331	5.7
TOTAL	$1,433	$1,355	5.8

BD INTERVENTIONAL
Surgery (a)	$687	$434	NM
Peripheral Intervention (a)	393	10	NM
Urology and Critical Care	358	—	NM
TOTAL	$1,438	$444	NM

TOTAL UNITED STATES	$6,319	$4,859	30.0

(a)The presentation of prior-period amounts reflects a reclassification of $444 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2018	2017	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$1,298	$1,065	$65	21.9	15.8
Medication Management Solutions	364	321	26	13.4	5.2
Diabetes Care	405	374	21	8.5	2.9
Pharmaceutical Systems	755	658	59	14.7	5.8
TOTAL	$2,822	$2,417	$171	16.7	9.7

BD LIFE SCIENCES
Preanalytical Systems	$595	$541	$29	10.0	4.7
Diagnostic Systems	634	548	31	15.8	10.2
Biosciences	559	494	27	13.4	7.9
TOTAL	$1,789	$1,582	$87	13.1	7.6

BD INTERVENTIONAL
Surgery (a)	$177	$65	$12	NM	NM
Peripheral Intervention (a)	303	4	22	NM	NM
Urology and Critical Care	171	—	11	NM	NM
TOTAL	$651	$68	$45	NM	NM

TOTAL INTERNATIONAL	$5,261	$4,068	$302	29.3	21.9

(a)The presentation of prior-period amounts reflects a reclassification of $68 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2018	2017	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$2,677	$2,091	$65	28.0	24.9
Medication Management Solutions	1,778	1,723	26	3.2	1.7
Diabetes Care	820	773	21	6.1	3.4
Pharmaceutical Systems	994	889	59	11.8	5.2
TOTAL	$6,270	$5,477	$171	14.5	11.4

BD LIFE SCIENCES
Preanalytical Systems	$1,160	$1,094	$29	6.1	3.4
Diagnostic Systems	1,152	1,019	31	13.1	10.1
Biosciences	910	825	27	10.3	7.0
TOTAL	$3,222	$2,937	$87	9.7	6.7

BD INTERVENTIONAL
Surgery (a)	$864	$499	$12	NM	NM
Peripheral Intervention (a)	697	14	22	NM	NM
Urology and Critical Care	529	—	11	NM	NM
TOTAL	$2,089	$513	$45	NM	NM

TOTAL REVENUES	$11,581	$8,927	$302	29.7	26.3

(a)The presentation of prior-period amounts reflects a reclassification of $513 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - UNITED STATES
Three Months Ended June 30,
(Unaudited; Amounts in millions)

	A	B	C	D	E	F=B+C+D+E	G=(A-F)/F
	BD Reported	BD Reported (a)	Bard (b)	Intercompany Adjustment (c)	Divestiture Adjustments (d)	Comparable	Comparable % Change
	2018	2017	2017			2017
BD MEDICAL
Medication Delivery Solutions (a)	$505	$335	$144	$(3)	$—	$476	6.2
Medication Management Solutions	483	447	—	—	—	447	8.1
Diabetes Care	138	132	—	—	—	132	4.7
Pharmaceutical Systems	103	93	—	—	—	93	11.6
TOTAL	$1,230	$1,006	$144	$(3)	$—	$1,147	7.2

BD LIFE SCIENCES
Preanalytical Systems	$199	$191	$—	$—	$—	$191	4.2
Diagnostic Systems	151	145	—	—	—	145	4.2
Biosciences	126	115	—	—	—	115	9.7
TOTAL	$476	$451	$—	$—	$—	$451	5.6

BD INTERVENTIONAL
Surgery (a)	$259	$142	$129	$—	$(9)	$262	(1.4)
Peripheral Intervention (a)	195	3	178	—	—	181	7.6
Urology and Critical Care	178	—	167	—	—	167	6.9
TOTAL	$632	$145	$474	$—	$(9)	$610	3.5

TOTAL UNITED STATES	$2,338	$1,603	$618	$(3)	$(9)	$2,208	5.9

(a)	Reflects a reclassification of $145 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

(b)
Amounts presented in alignment with BD's current-period segment, organizational unit and regional reporting structure. Also reflects the elimination of revenues from the Peripheral Intervention unit related to a royalty income stream, reported as revenues by Bard, which BD reports as non-operating income in the current-year period.

(c)
Represents the elimination of revenues from the Medication Delivery Solutions unit which BD previously recognized from Bard as third-party revenues and that would be treated as intercompany revenues in the current-year period.

(d)	Represents adjustments for BD's divestiture of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - INTERNATIONAL
Three Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

	A	B	C	D	E=B+C+D	F	G=(A-E-F)/E
	BD Reported	BD Reported (a)	Bard (b)	Divestiture Adjustments (c)	Comparable	FX Impact	FXN % Change
	2018	2017	2017		2017
BD MEDICAL
Medication Delivery Solutions (a)	$471	$367	$59	$—	$426	$23	5.3
Medication Management Solutions	127	109	—	—	109	9	9.1
Diabetes Care	138	131	—	—	131	7	0.1
Pharmaceutical Systems	279	258	—	—	258	19	1.0
TOTAL	$1,016	$864	$59	$—	$923	$58	3.8

BD LIFE SCIENCES
Preanalytical Systems	$205	$185	$—	$—	$185	$8	6.2
Diagnostic Systems	211	191	—	—	191	10	5.7
Biosciences	188	171	—	—	171	8	4.9
TOTAL	$603	$547	$—	$—	$547	$26	5.6

BD INTERVENTIONAL
Surgery (a)	$77	$20	$45	$(2)	$64	$5	14.4
Peripheral Intervention (a)	157	1	134	—	136	10	8.7
Urology and Critical Care	87	—	80	—	80	5	3.0
TOTAL	$322	$22	$259	$(2)	$279	$19	8.4

TOTAL INTERNATIONAL	$1,941	$1,433	$318	$(2)	$1,749	$103	5.1

(a)	Reflects a reclassification of $22 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

(b)	Amounts presented in alignment with BD's current-period segment, organizational unit and regional reporting structure.

(c)	Represents adjustments for BD's divestiture of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - TOTAL
Three Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

	A	B	C	D	E	F=B+C+D+E	G	H=(A-F-G)/F
	BD Reported	BD Reported (a)	Bard (b)	Intercompany Adjustment (c)	Divestiture Adjustments (d)	Comparable	FX Impact	FXN % Change
	2018	2017	2017			2017
BD MEDICAL
Medication Delivery Solutions (a)	$977	$702	$203	$(3)	$—	$902	$23	5.8
Medication Management Solutions	610	556	—	—	—	556	9	8.3
Diabetes Care	276	263	—	—	—	263	7	2.4
Pharmaceutical Systems	383	350	—	—	—	350	19	3.8
TOTAL	$2,246	$1,871	$203	$(3)	$—	$2,070	$58	5.7

BD LIFE SCIENCES
Preanalytical Systems	$404	$376	$—	$—	$—	$376	$8	5.2
Diagnostic Systems	362	335	—	—	—	335	10	5.0
Biosciences	314	286	—	—	—	286	8	6.8
TOTAL	$1,079	$997	$—	$—	$—	$997	$26	5.6

BD INTERVENTIONAL
Surgery (a)	$336	$163	$175	$—	$(11)	$326	$5	1.7
Peripheral Intervention (a)	353	5	312	—	—	317	10	8.1
Urology and Critical Care	265	—	246	—	—	246	5	5.6
TOTAL	$954	$167	$733	$—	$(11)	$889	$19	5.1

TOTAL REVENUES	$4,278	$3,035	$936	$(3)	$(11)	$3,957	$103	5.5

(a)	Reflects a reclassification of $167 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

(b)
Amounts presented in alignment with BD's current-period segment, organizational unit and regional reporting structure. Also reflects the elimination of revenues from the Peripheral Intervention unit related to a royalty income stream, reported as revenues by Bard, which BD reports as non-operating income in the current-year period.

(c)
Represents the elimination of revenues from the Medication Delivery Solutions unit which BD previously recognized from Bard as third-party revenues and that would be treated as intercompany revenues in the current-year period.

(d)	Represents adjustments for BD's divestiture of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - UNITED STATES
Nine Months Ended June 30,
(Unaudited; Amounts in millions)

	A	B	C	D	E=A+B+C+D	F	G	H	I	J=F+G+H+I	K=(E-J)/J
	BD Reported	Bard Q1 (b)	Intercompany Adjustment (c)	Divestiture Adjustments (d)	Comparable	BD Reported (a)	Bard (b)	Intercompany Adjustment (c)	Divestiture Adjustments (d)	Comparable	Comparable % Change
	2018	2018			2018	2017	2017			2017
BD MEDICAL
Medication Delivery Solutions (a)	$1,379	$145	$(3)	$—	$1,521	$1,026	$429	$(11)	$—	$1,444	5.3
Medication Management Solutions	1,415	—	—	—	1,415	1,403	—	—	—	1,403	0.9
Diabetes Care	415	—	—	—	415	400	—	—	—	400	3.8
Pharmaceutical Systems	239	—	—	—	239	231	—	—	—	231	3.5
TOTAL	$3,448	$145	$(3)	$—	$3,590	$3,060	$429	$(11)	$—	$3,478	3.2

BD LIFE SCIENCES
Preanalytical Systems	$565	$—	$—	$—	$565	$552	$—	$—	$—	$552	2.2
Diagnostic Systems	518	—	—	—	518	471	—	—	—	471	9.9
Biosciences	350	—	—	—	350	331	—	—	—	331	5.7
TOTAL	$1,433	$—	$—	$—	$1,433	$1,355	$—	$—	$—	$1,355	5.8

BD INTERVENTIONAL
Surgery (a)	$687	$105	$—	$(15)	$777	$434	$391	$—	$(29)	$796	(2.4)
Peripheral Intervention (a)	393	188	—	—	581	10	521	—	—	531	9.4
Urology and Critical Care	358	177	—	—	535	—	510	—	—	510	4.9
TOTAL	$1,438	$470	$—	$(15)	$1,893	$444	$1,421	$—	$(29)	$1,837	3.1

TOTAL UNITED STATES	$6,319	$614	$(3)	$(15)	$6,916	$4,859	$1,850	$(11)	$(29)	$6,670	3.7

(a)	Reflects a reclassification of $444 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

(b)
Amounts in 2018 represent revenues for the quarter ended December 31, 2017; amounts in 2017 represent revenues for the quarters ended December 31, 2016, March 31, 2017 and June 30, 2017. Amounts presented in alignment with BD's current-period segment, organizational unit and regional reporting structure. Also reflects the elimination of revenues from the Peripheral Intervention unit related to a royalty income stream, reported as revenues by Bard, which BD reports as non-operating income in the current-year period.

(c)
Represents the elimination of revenues from the Medication Delivery Solutions unit which BD previously recognized from Bard as third-party revenues and that would be treated as intercompany revenues in the current-year period.

(d)	Represents adjustments for BD's divestiture of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - INTERNATIONAL
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

	A	B	C	D=A+B+C	E	F	G	H=E+F+G	I	J=(D-H-I)/H
	BD Reported	Bard Q1 (b)	Divestiture Adjustments (c)	Comparable	BD Reported (a)	Bard (b)	Divestiture Adjustments (c)	Comparable	FX Impact	FXN % Change
	2018	2018		2018	2017	2017		2017
BD MEDICAL
Medication Delivery Solutions (a)	$1,298	$68	$—	$1,366	$1,065	$164	$—	$1,229	$67	5.7
Medication Management Solutions	364	—	—	364	321	—	—	321	26	5.2
Diabetes Care	405	—	—	405	374	—	—	374	21	2.9
Pharmaceutical Systems	755	—	—	755	658	—	—	658	59	5.8
TOTAL	$2,822	$68	$—	$2,890	$2,417	$164	$—	$2,581	$173	5.3

BD LIFE SCIENCES
Preanalytical Systems	$595	$—	$—	$595	$541	$—	$—	$541	$29	4.7
Diagnostic Systems	634	—	—	634	548	—	—	548	31	10.2
Biosciences	559	—	—	559	494	—	—	494	27	7.9
TOTAL	$1,789	$—	$—	$1,789	$1,582	$—	$—	$1,582	$87	7.6

BD INTERVENTIONAL
Surgery (a)	$177	$49	$(3)	$222	$65	$126	$(7)	$184	$13	13.7
Peripheral Intervention (a)	303	146	—	449	4	379	—	382	27	10.5
Urology and Critical Care	171	90	—	261	—	239	—	239	13	3.8
TOTAL	$651	$285	$(3)	$933	$68	$744	$(7)	$806	$53	9.2

TOTAL INTERNATIONAL	$5,261	$353	$(3)	$5,611	$4,068	$908	$(7)	$4,969	$312	6.6

(a)	Reflects a reclassification of $68 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

(b)
Amounts in 2018 represent revenues for the quarter ended December 31, 2017; amounts in 2017 represent revenues for the quarters ended December 31, 2016, March 31, 2017 and June 30, 2017. Amounts presented in alignment with BD's current-period segment, organizational unit and regional reporting structure.

(c)	Represents adjustments for BD's divestiture of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - TOTAL
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in millions

	A	B	C	D	E=A+B+C+D	F	G	H	I	J=F+G+H+I	K	L=(E-J-K)/J
	BD Reported	Bard Q1 (b)	Intercompany Adjustment (c)	Divestiture Adjustments (d)	Comparable	BD Reported (a)	Bard (b)	Intercompany Adjustment (c)	Divestiture Adjustments (d)	Comparable	FX Impact	FXN % Change
	2018	2018			2018	2017	2017			2017
BD MEDICAL
Medication Delivery Solutions (a)	$2,677	$213	$(3)	$—	$2,887	$2,091	$593	$(11)	$—	$2,673	$67	5.5
Medication Management Solutions	1,778	—	—	—	1,778	1,723	—	—	—	1,723	26	1.7
Diabetes Care	820	—	—	—	820	773	—	—	—	773	21	3.4
Pharmaceutical Systems	994	—	—	—	994	889	—	—	—	889	59	5.2
TOTAL	$6,270	$213	$(3)	$—	$6,480	$5,477	$593	$(11)	$—	$6,059	$173	4.1

BD LIFE SCIENCES
Preanalytical Systems	$1,160	$—	$—	$—	$1,160	$1,094	$—	$—	$—	$1,094	$29	3.4
Diagnostic Systems	1,152	—	—	—	1,152	1,019	—	—	—	1,019	31	10.1
Biosciences	910	—	—	—	910	825	—	—	—	825	27	7.0
TOTAL	$3,222	$—	$—	$—	$3,222	$2,937	$—	$—	$—	$2,937	$87	6.7

BD INTERVENTIONAL
Surgery (a)	$864	$153	$—	$(18)	$999	$499	$517	$—	$(36)	$980	$13	0.6
Peripheral Intervention (a)	697	334	—	—	1,030	14	900	—	—	914	27	9.9
Urology and Critical Care	529	267	—	—	796	—	749	—	—	749	13	4.6
TOTAL	$2,089	$755	$—	$(18)	$2,826	$513	$2,166	$—	$(36)	$2,643	$53	4.9

TOTAL REVENUES	$11,581	$968	$(3)	$(18)	$12,528	$8,927	$2,759	$(11)	$(36)	$11,639	$312	5.0

(a)	Reflects a reclassification of $513 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

(b)
Amounts in 2018 represent revenues for the quarter ended December 31, 2017; amounts in 2017 represent revenues for the quarters ended December 31, 2016, March 31, 2017 and June 30, 2017. Amounts presented in alignment with BD's current-period segment, organizational unit and regional reporting structure. Also reflects the elimination of revenues from the Peripheral Intervention unit related to a royalty income stream, reported as revenues by Bard, which BD reports as non-operating income in the current-year period.

(c)
Represents the elimination of revenues from the Medication Delivery Solutions unit which BD previously recognized from Bard as third-party revenues and that would be treated as intercompany revenues in the current-year period.

(d)	Represents adjustments for BD's divestiture of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended June 30,
	2018	2017	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings (Loss) per Share	$2.03	$(0.75)	$2.78	$0.16	$2.62	370.7%	349.3%
Purchase accounting adjustments ($433 million and $106 million pre-tax, respectively) (1)	1.58	0.48		—
Restructuring costs ($33 million and $8 million pre-tax, respectively) (2)	0.12	0.04		—
Integration costs ($103 million and $50 million pre-tax, respectively) (2)	0.37	0.23		—
Transaction costs ($11 million and $23 million pre-tax, respectively) (2)	0.04	0.10		—
Financing impacts ($87 million pre-tax) (3)	—	0.39		—
Hurricane recovery costs ($3 million pre-tax) (4)	0.01	—		—
Losses on debt extinguishment ($3 million and $31 million pre-tax, respectively) (5)	0.01	0.14		—
Net impact of gain on sale of investment and asset impairments ($(214) million pre-tax) (6)	(0.78)	—		0.01
Lease contract modification-related charge ($741 million pre-tax) (7)	—	3.36		—
Dilutive impact (8)	—	0.18		—
Income tax benefit of special items ($(130) million and $(377) million, respectively)	(0.48)	(1.71)		—
Adjusted Diluted Earnings per Share	$2.91	$2.46	$0.45	$0.18	$0.27	18.3%	11.0%

(1)
Includes adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt. The amount in 2018 also included a fair value step-up adjustment of $56 million recorded relative to Bard's inventory on the acquisition date.

(2)
Represents restructuring, integration and transaction costs which are associated with the Bard and CareFusion acquisitions, as well as restructuring and transaction costs associated with other portfolio rationalization initiatives.

(3)	Represents financing impacts associated with the Bard acquisition.

(4)	Represents costs incurred as a result of hurricane-related damage to production facilities in Puerto Rico.

(5)	Represents losses recognized upon the extinguishment of certain long-term senior notes.

(6)
Represents the net amount recognized in the period related to BD's sale of its non-controlling interest in Vyaire Medical, partially offset by $81 million of charges recorded to write down the carrying value of certain intangible and other assets in the Biosciences unit.

(7)	Represents a non-cash charge resulting from a modification to our dispensing equipment lease contracts with customers.

(8)	Represents the dilutive impact of BD shares issued in May 2017, in anticipation of the Bard acquisition.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Nine Months Ended June 30,
	2018	2017	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share	$1.27	$3.36	$(2.09)	$0.38	$(2.47)	(62.2)%	(73.5)%
Purchase accounting adjustments ($1.4 billion and $361 million pre-tax, respectively) (1)	5.21	1.64		0.01
Restructuring costs ($288 million and $54 million pre-tax, respectively) (2)	1.10	0.25		0.01
Integration costs ($255 million and $159 million pre-tax, respectively) (2)	0.98	0.72		0.01
Transaction costs ($61 million and $37 million pre-tax, respectively) (2)	0.23	0.17		—
Financing impacts ($49 million and $87 million pre-tax, respectively) (3)	0.19	0.40		—
Hurricane recovery costs ($15 million pre-tax) (4)	0.06	—		—
Losses on debt extinguishment ($16 million and $73 million pre-tax, respectively) (5)	0.06	0.33		—
Net impact of gain on sale of investment and asset impairments ($(214) million pre-tax) (6)	(0.82)	—		0.01
Litigation-related item ($(336) million pre-tax) (7)	—	(1.52)		—
Lease contract modification-related charge ($741 million pre-tax) (8)	—	3.36		—
Dilutive Impact (9)	0.31	0.22		—
Income tax benefit of special items and impact of tax reform ($(133) million and $(404) million, respectively) (10)	(0.51)	(1.83)		(0.01)
Adjusted Diluted Earnings per Share	$8.08	$7.09	$0.99	$0.42	$0.57	14.0%	8.0%

(1)
Includes adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt. The amount in 2018 also included a fair value step-up adjustment of $478 million recorded relative to Bard's inventory on the acquisition date.

(2)
Represents restructuring, integration and transaction costs which are associated with the Bard and CareFusion acquisitions, as well as restructuring and transaction costs associated with other portfolio rationalization initiatives.

(3)	Represents financing impacts associated with the Bard acquisition.

(4)	Represents costs incurred as a result of hurricane-related damage to production facilities in Puerto Rico.

(5)	Represents losses recognized upon the extinguishment of certain long-term senior notes.

(6)
Represents the net amount recognized in the period related to BD's sale of its non-controlling interest in Vyaire Medical, partially offset by $81 million of charges recorded to write down the carrying value of certain intangible and other assets in the Biosciences unit.

(7)	Represents the reversal of certain reserves related to an appellate court decision which, among other things, reversed an unfavorable antitrust judgment in the RTI case.

(8)	Represents a non-cash charge resulting from a modification to our dispensing equipment lease contracts with customers.

(9)
Represents the dilutive impact of BD shares issued in May 2017, in anticipation of the Bard acquisition and BD shares issued as consideration transferred to acquire Bard. The adjusted diluted average shares outstanding (in thousands) was 255,697.

(10)
Includes additional tax expense, net, of $275 million relating to new U.S. tax legislation. An estimated one-time transition tax payable of $561 million, payable over an eight year period with 8% due in each of the first five years, was offset by a tax benefit of $285 million related to the remeasurement of deferred tax balances due to the lower corporate tax rate at which they are expected to reverse in the future.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2018 OUTLOOK RECONCILIATION

		BD Including Bard

	FY2017	FY2018 Outlook
	Revenues	% Change	FX Impact	% Change FXN

BDX Revenue	$12,093	31.5%+	~2.5%	29%+

Comparable Revenue Growth
	FY2017	FY2018 Outlook
	Revenues	% Change FXN Comparable

BDX As Reported Revenue	$12,093
Divestitures Revenue (1)	(48)
Bard As Reported	3,875
Gore Royalty Classification	(173)
Intercompany Adjustment	(14)
BDX NewCo Comparable Revenue	$15,732	5.5%+
U.S. Dispensing Change & Bard Hurricane Impact		~0.5%
NewCo Revenue Underlying		6%+

BECTON DICKINSON AND COMPANY SUPPLEMENTAL INFORMATION FY 2018 OUTLOOK RECONCILIATION (continued)
	FY2017	FY2018 Outlook
	Revenues	% Change FXN Comparable
BD Medical As Reported Revenue	$8,105
BD BU Re-alignment	(685)
Bard BU Re-alignment	800
Intercompany Adjustment	(14)
BD Medical Comparable Revenue	$8,205	5%+

BD Life Sciences As Reported Revenue	$3,988	6%+

Bard Interventional as Reported	$—
BD BU Re-alignment	685
Bard As Reported	3,875
Bard BU Re-alignment	(800)
Divestitures Revenue (1)	(48)
Gore Royalty Classification	(173)
Bard Interventional Comparable Revenue	$3,539	4.5% - 5.5%
Hurricane Impact		~1%
NewCo Interventional Revenue Underlying		5.5% - 6.5%

	BD Including Bard
	FY2018 Outlook
	Full Year FY2018 Outlook	% Increase

Adjusted Fully Diluted Earnings per Share	$10.95 - 11.05	15.5% - 16.5%

Estimated FX Impact		~4%

Adjusted FXN Growth		~12%
FXN - Foreign Currency Neutral

(1)  Excludes the impact from the divestitures of BD's soft tissue core needle biopsy product line and Bard's Aspira product line of tunneled home drainage catheters and accessories.